Exhibit 99.1

Golden Phoenix Signs LOI to Acquire Santa Rosa Gold Mine in Panama;
Growth in Jobs, Investment and Infrastructure Expected to Develop

SPARKS, NV, JULY 12, 2011 – Golden Phoenix Minerals, Inc., a Nevada corporation (the "Company") (OTC Bulletin Board: GPXM) is pleased to announce the signing of a partially binding Letter of Intent ("LOI") to acquire a 60% interest, with an option to buy an additional 20% interest upon achieving certain milestones, in the Santa Rosa gold mine ("Santa Rosa" or "Mina Santa Rosa") located in Panama and owned by Silver Global, S.A., a Panamanian corporation ("Silver Global"). Golden Phoenix and Silver Global agreed to a binding exclusivity/standstill period while due diligence is conducted and definitive agreements are negotiated.

The Santa Rosa gold mine was in production from 1996 to 1998 and was operated by Greenstone Resources Ltd. The mine produced over 100,000 ounces of gold during this period. Low gold prices and significant debt resulted in Santa Rosa being shutdown in 1999 and the subsequent bankruptcy of Greenstone.

When Silver Global acquired Santa Rosa out of bankruptcy, it was provided with Greenstone’s publicly available information including Form 20-F, as filed and available via SEDAR for the fiscal year ending December 31, 1998.

*The historic estimated total resources for Santa Rosa outlined in Form 20-F as of December 31, 1998 included 905,000 ounces of gold with an approximate average grade of 1.3 g/t.  614,000 ounces were measured and indicated resources. 291,000 ounces were inferred resources.  As further set forth below, such publicly available historic estimates may not meet SEC Industry Guide 7 standards for "proven" or "probable" reserves.

Thomas Klein, CEO of Golden Phoenix, commented: "The Santa Rosa gold mine opens up the potential for significant organic growth within Golden Phoenix. We have begun our due diligence process and look forward to working closely with the team at Silver Global."

Tony Bonilla, President of Silver Global, commented:  "We are pleased to have the opportunity to team up with Golden Phoenix, as they have clearly demonstrated their technical expertise in creating the right partnerships and advancing projects to production, as they have done at Mineral Ridge, and intend to do with Mina Santa Rosa, Panama."

Tony Bonilla continued: "The planned reopening of Mina Santa Rosa is expected to bring renewed economic growth and stability to the area of Ca–azas, Panama, including the creation of numerous jobs, both directly and indirectly.  The partnership between Golden Phoenix and Silver Global brings financial and technical expertise together with local expertise and presence. This provides credibility and responsibility in regard to environmental, social and corporate issues."

Under the non-binding terms of the LOI, which are intended to provide the framework for definitive agreements, Golden Phoenix proposes to earn-in to a 60% interest in Santa Rosa with an option to acquire an additional 20% interest after achieving certain milestones, in consideration for $20,500,000 in cash over time and $4,500,000 in shares of Golden Phoenix common stock (at a deemed value of $0.18 per share), as well as certain preferential payments from cash flow out of gold production.

Golden Phoenix and Silver Global have agreed to use good faith efforts to conclude a deal based on the non-binding outline of terms set forth above, as further detailed in the LOI.  Following a 72-hour fatal flaw due diligence analysis upon receipt of documents and data requested, Golden Phoenix agreed to an initial non-refundable payment of $500,000 in cash and $500,000 in shares of Golden Phoenix common stock in consideration for a 45-day period to complete due diligence and definitive agreements, such payments to be applied to the aggregate purchase price set forth above, if the parties conclude definitive agreements.  Such payment will be initially secured by a good faith deposit in escrow of $1M of Golden Phoenix common shares (at a deemed value of $0.18 per share), of which half will be returned for cancellation and the $500,000 cash payment will be made upon Golden Phoenix’s election to commence the 45-day due diligence period.

About the Santa Rosa Gold Mine:

The Santa Rosa gold deposit is located near the village of Cañazas in Veraguas Province, Panama, approximately 300 kilometers southwest of Panama City. Access to the site is via paved road from the paved Pan American Highway. These roads are suitable for the transportation of major project components. Cañazas itself is 15 kilometers north of the Pan American Highway.

Santa Rosa has two components: the Santa Rosa deposit and the Alto de la Mina (“ADLM”) deposit. Project feasibility was completed in October 1993 for gold production using heap leach methods on the ore produced by open pit mining methods. Construction of the project occurred during 1994 and 1995. Commercial production at Santa Rosa was achieved in the second quarter of 1996.

Infrastructure

Infrastructure at Santa Rosa is well-developed for the project. Power is available from the national grid, however, previous operations utilized self-generated power to meet peak demands. Water is readily available from surface sources as well as existing wells.

The city of Cañazas has the required infrastructure for operations including regular public transportation to Santiago and Panama City. Cañazas has paved roadways, a hospital, schools and other necessities of a town. Much of the mine infrastructure from previous operation exists, however elements of the existing infrastructure will need to be rehabilitated for use in a new operation.

The historic estimated resources for Santa Rosa set forth in Greenstone Resources Ltd.’s Form 20-F as of December 31, 1998 are outlined below *:

Santa Rosa Mine – Resources as of December 31, 1998
	Tonnes (000s)	Grade (gm/tonne)	Contained gold ounces (000s)
Measured and Indicated Resources
Santa Rosa	9,038	1.30	378
Alta de la Mina	3,690	1.98	236

Inferred Resources
Santa Rosa	5,819	1.25	234
Alta de la Mina	1,166	1.53	57

*Disclaimer: the historical resource estimates reported in Greenstone Resources Ltd. Form 20-F, as filed and available via SEDAR for the fiscal year ending December 31, 1998, were provided to Silver Global in connection with its acquisition of the Santa Rosa property out of bankruptcy and to Golden Phoenix via Silver Global in connection with Golden Phoenix’s proposed acquisition of an interest in the property in consideration for cash and shares, and such historic estimates may not meet the standards of "proven" and "probable" reserves set forth in SEC Industry Guide 7.

A May 12, 2010 Technical Report prepared for Silver Global by Bikerman Engineering & Technology Associates, Inc. pursuant to NI 43-101 of the Canadian Securities Administrators concluded that at least 2000 meters of confirmatory drill holes would be required to bring portions of existing historical resource to NI 43-101 inferred resource category.  Golden Phoenix anticipates similar confirmatory drilling to confirm historic resources to SEC Industry Guide 7 compliant "proven" or "probable" resource estimates.

Due diligence note and disclaimer: The historical resource estimates that are publicly available should not be interpreted as current mineral resources or reserves and as such, should not be relied upon to imply any current economic viability.

Please visit the Golden Phoenix website at: www.goldenphoenix.us.

About Golden Phoenix:  Golden Phoenix Minerals, Inc. is a Nevada-based mining company whose focus is Royalty Mining in the Americas. Golden Phoenix is committed to delivering shareholder value by identifying, acquiring, developing and joint venturing gold, silver and strategic metal deposits throughout North, South and Central America. Golden Phoenix owns, has an interest in, or has entered into agreements with respect to mineral properties located in the United States, Canada and Peru including its 30% interest in the Mineral Ridge gold project near Silver Peak, Nevada.

Forward Looking Statements:  Information contained herein regarding optimism related to the business, expanding exploration, development activities and other such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to the safe harbors created thereby. While Golden Phoenix believes such statements are reasonable, they are based on current expectations, estimates and projections about the Company's business and are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market prices for the Company’s mineral products, domestic and international business and economic conditions, and other risk factors listed in the Company's Securities and Exchange Commission (SEC) filings under "risk factors" and elsewhere. The Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Source:
Golden Phoenix Minerals, Inc.

For More Information Contact:
Robert Ian, Director of Corporate Communications
(775) 453-4741
investor@goldenphoenix.com
Golden Phoenix Minerals, Inc. • 1675 East Prater Way #102 • Sparks, NV 89434
Tel: (775) 853-4919 • Fax: (775) 853-5010 • www.GoldenPhoenix.us